Filed Pursuant to Rule 424(b)(3)
Registration No. 333-294377

Prospectus

Up to 400,000 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to the resale, from time to time by HCR Molag Fund, L.P., the selling stockholder named in this prospectus, which we refer to as HCR or the selling stockholder, of up to 400,000 shares of our common stock, or the Shares, issuable upon the exercise of a warrant held by the selling stockholder, or the Warrant.

Our registration of shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any such shares. We issued the Warrant pursuant to an amendment, dated as of February 20, 2026, to that certain Purchase and Sale Agreement, dated December 20, 2022, by and between us and HCR, pursuant to which HCR agreed to amend the due date of the one-time $9.0 million cash payment associated with the achievement of a certain milestone related to that certain Amended and Restated Commercialization Agreement, dated October 31, 2023, by and between us and Pierre Fabre Medicament, as amended, from June 30, 2026 to January 1, 2028. We are registering the offer and resale of the Shares to satisfy a covenant set forth in the Warrant.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

Any shares of our common stock subject to resale hereunder will have been issued by us and received by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

The selling stockholder, or its donees, pledgees, transferees or other successors-in-interest may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts and similar selling expenses, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees (other than commissions and discounts and similar selling expenses) in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATRA.” On March 13, 2026, the last reported sale price of our common stock was $6.50.

We are a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus and any prospectus supplement from our filings with the Securities and Exchange Commission, before investing in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may resell, from time to time, in one or more offerings, shares of our common stock offered by this prospectus. Information about the selling stockholder may change over time. When the selling stockholder sells shares of our common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add or change any of the information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information or in the documents that we have incorporated by reference herein and therein, before making an investment decision.

We have not authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any applicable prospectus supplement, is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Atara,” “Atara Bio,” “Atara Biotherapeutics,” “Company,” “we,” “us” and “our” refer to Atara Biotherapeutics, Inc. and, where appropriate, its subsidiaries on a consolidated basis.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a leader in T-cell immunotherapy, leveraging our novel allogeneic Epstein-Barr virus T-cell platform to develop transformative therapies for patients with cancer and autoimmune disease. Tab-cel®, or tabelecleucel, has received marketing authorization approval under the proprietary name Ebvallo™ by the European Commission, for commercial sale and use in the European Economic Area, by the Medicines and Healthcare products Regulatory Agency for commercial sale and use in the United Kingdom and Swissmedic for commercial sale and use in Switzerland. We partnered with Pierre Fabre Medicament for commercialization of tab-cel in Europe and potential commercialization, if approved, worldwide, including in the U.S. Tab-cel is currently in Phase 3 development in the U.S. for patients with EBV- associated post-transplant lymphoproliferative disease who have failed rituximab or rituximab plus chemotherapy, as well as other EBV-driven diseases.

Private Placement of Warrants

We issued the Warrant pursuant to an amendment, dated as of February 20, 2026, or the Amendment, to that certain Purchase and Sale Agreement, dated December 20, 2022, by and between us and HCR, pursuant to which HCR agreed to amend the due date of the one-time $9.0 million cash payment associated with the achievement of a certain milestone related to that certain Amended and Restated Commercialization Agreement, dated October 31, 2023, by and between us and Pierre Fabre Medicament, as amended, from June 30, 2026 to January 1, 2028. The foregoing is only a summary of the terms of the Amendment and the Warrant and does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of each of which have previously been filed as exhibits to our filings with the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in Delaware in August 2012. Our principal executive offices are located at 1280 Rancho Conejo Boulevard, Thousand Oaks, California 91320, and our telephone number is (805) 623-4211. Our website address is www.atarabio.com. Information contained on or accessible through our website is not a part of this prospectus.

“Atara,” “Atara Bio,” “Atara Biotherapeutics” and the Atara logo are the property of Atara Biotherapeutics, Inc. This prospectus contains references to our trademarks and to trademarks belonging to other entities. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

THE OFFERING

Common stock offered by the selling stockholder	Up to 400,000 shares of our common stock issuable upon the exercise of the Warrant held by the selling stockholder.

Common stock currently outstanding	8,178,114 (as of March 10, 2026)

The Warrant	The Warrant is immediately exercisable upon issuance at an exercise price of $0.0001 per share, subject to limitations on exercise and adjustments as set forth therein. The Warrant has no expiration date.

Selling stockholder	All of the shares of our common stock are being offered by the selling stockholder. See “Selling Stockholder” on beginning on page 9 of this prospectus for additional information on the selling stockholder.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering by the selling stockholder. See “Use of Proceeds” beginning on page 8 for additional information on the use of proceeds.

Plan of Distribution	The selling stockholder, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Risk Factors	Investing in our common stock involves significant risk. See “Risk Factors” beginning on page 5 of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market Symbol	“ATRA”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our most recent Quarterly Report on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, including our financial statements and the related notes, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.

The sale of a substantial number of shares of our common stock in the public market, including resale of the Shares issued or issuable to the selling stockholder, could adversely affect the prevailing market price for our common stock.

We are registering for resale up to 400,000 shares of our common stock consisting of Shares underlying the Warrant issued to the selling stockholder to fulfill our contractual obligations under the Warrant. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our review of strategic alternatives;

•	our expectations with regard to our programs, including client sites, the clinical studies, and reporting results of such studies;

•

the likelihood and timing of regulatory submissions or related approvals for tab-cel, including the expectations about the timing of approvals for a biologics license application (BLA) for tab-cel® for patients with Epstein-Barr virus with post-transplant lymphoproliferative disease (EBV+ PTLD);

•	the potential indications for tab-cel;

•

commercialization of tab-cel (Ebvallo™ in the United Kingdom (UK), the European Economic Area (EEA) and Switzerland) worldwide and our amended and restated Commercialization Agreement with Pierre Fabre Medicament, including potential milestone and royalty payments under the agreement (Ebvallo in the UK, the EEA and Switzerland subject to the Purchase and Sale Agreement with HCR Molag Fund, L.P.);

•	our Purchase and Sale Agreement and related transactions with HCR Molag Fund, L.P.;

•	our expectations regarding the potential commercial market opportunities, market size and the size of the patient populations for tab-cel;

•	estimates of our expenses, capital requirements and need for additional financing;

•	our expectation regarding the length of time that our existing capital resources will be sufficient to enable us to fund our planned operations, including our going concern assessment;

•	the scope of protection we are able to obtain and maintain for the intellectual property rights covering tab-cel;

•	our financial performance;

•	our election to rely on reduced reporting and disclosure requirements available to smaller reporting companies;

•	developments and projections relating to our competitors and our industry;

•	our partner’s ability to have tab-cel manufactured for clinical studies or for commercial sale, including at commercially reasonable values;

•	the impact of public health emergencies to our business and operations, as well as the businesses and operations of third parties on which we rely;

•	the impact of our workforce reductions on our ability to attract, retain and motivate qualified personnel and on our business, operations, and financial condition; and

•	timing and costs related to the qualification of the manufacturing facilities of contract manufacturing organizations for commercial production.

In some cases, you can identify forward-looking statements by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “predict,” “plan,” “expect” or the negative or plural of these words or similar expressions. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement, in our most recent annual report on Form 10-K, and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

We may receive proceeds from the exercise of the Warrant. We can make no assurances that the Warrant will be exercised, or if exercised, the quantity that will be exercised or the period in which the Warrant will be exercised.

We intend to use the net proceeds from any exercise of the Warrant for advancement of the Company’s working capital and general corporate purposes.

SELLING STOCKHOLDER

The Shares of common stock being offered by the selling stockholder, consisting of Shares underlying the Warrant issued to the selling stockholder pursuant to the Warrant, are being registered hereby to fulfill our contractual obligations under the Warrant. See “Prospectus Summary.”

The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholder as of March 10, 2026, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholder assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholder under this prospectus. The percentage of shares of our common stock owned is based on 8,178,114 shares of our common stock issued and outstanding as of March 10, 2026. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder has sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. Other than the Amendment and the Warrant, and other related transactions, there are no other material relations between the selling stockholder and the Company.

The number of shares in the column “Maximum Number of Shares of Common Stock Offered” represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The columns captioned “Ownership After Offering” assume the sale of all of the shares of our common stock offered by the selling stockholder under this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of the offering under this prospectus, other than through the exercise of the Warrant. However, because the selling stockholder may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. The selling stockholder may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholder will hold the Shares or the Warrant, whether the selling stockholder will exercise the Warrant, and upon such exercise, how long the selling stockholder will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock.

Under the terms of the Warrant, the selling stockholder may not exercise any portion of the Warrant to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, which we refer to as the Beneficial Ownership Limitation. However, any holder may increase or decrease the Beneficial Ownership Limitation but not to any percentage in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to us.

	Ownership Before Offering			Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned	Maximum number of shares of common stock offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
HCR Molag Fund, L.P. (1)	400,000	4.89%	400,000	—	—

(1)

Consists of 400,000 shares of our common stock issuable upon the exercise of the Warrant held by HCR Molag Fund, L.P. HCR Molag Fund GP, LLC is the general partner of HCR Molag Fund, L.P. and therefore may be deemed to beneficially own the shares beneficially owned by HCR Molag Fund, L.P. HealthCare Royalty Management, LLC is the investment manager of HCR Molag Fund GP, LLC and therefore may be deemed to beneficially own the shares beneficially owned by HCR Molag Fund, L.P. and HCR Molag Fund GP, LLC. Clarke B. Futch, Christopher A. White, John Urquhart, Ali Satvat and Anuv Ratan comprise the investment committee that, through HealthCare Royalty Management, LLC, is responsible for the voting and investment decisions relating to the shares beneficially owned by HealthCare Royalty Management, LLC, HCR Molag Fund GP, LLC and HCR Molag Fund, L.P. Such holders may be deemed to be a group as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended, and each member of such group may be deemed to beneficially own the ordinary shares beneficially owned by other members constituting such group. The principal business address of such holders is 300 Atlantic Street, Suite 600, Stamford, CT 06901. HCR Molag Fund, L.P. is a party with us to that certain Purchase and Sale Agreement, dated December 20, 2022, as amended February 20, 2026.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of our common stock or interests in our shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholder;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholder for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the shares of our common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to use reasonable best efforts to keep this prospectus continuously effective until the date on which all the Shares covered hereby have been disposed of in accordance with the intended method(s) of distribution set forth herein or such Shares have requested to be withdrawn from registration by the selling stockholder. In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Atara Biotherapeutics, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus and the by reference to Atara Biotherapeutics, Inc.’s annual report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36548):

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April  28, 2025, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Our Current Reports on Form 8-K filed on January 2, 2026, January 12, 2026 (solely with respect to Items 8.01 and 9.01), February 23, 2026, March 3, 2026 and March 12, 2026; and

•

The description of the Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 16, 2014, as updated by Exhibit 4.8 in our Annual Report on Form 10-K for the year ended December 31, 2025 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.